Exhibit 5

October 22, 2012

Longhai Steel Inc.
No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province 054000
People's Republic of China

Re:	Longhai Steel Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Longhai Steel, Inc., a Nevada corporation (the "Company"), in connection with the registration by the Company of 2,560,006 shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock"), to be sold by certain selling stockholders ("Selling Stockholders") of the Company under a Registration Statement on Form S-1 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission"). Of the 2,560,006 Shares subject to the Registration Statement, 1,600,003 of such Shares (the "Issued Shares") are issued and outstanding and 960,003 of such shares (the "Warrant Shares") are to be issued upon exercise of certain Common Stock Purchase Warrants ("Warrants") held by the Selling Stockholders . The Issued Shares and the Warrants were issued pursuant to a certain Securities Purchase Agreement dated May 11, 2012 among the Company and the Selling Stockholders (the "Purchase Agreement"). The Issued Shares and the Warrant Shares are referred to herein collective as the "Securities."

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of Nevada on July 9, 2012; (iii) the Amended and Restated Bylaws of the Company, as adopted on March 22, 2012; (iv) the Purchase Agreement; (v) a form of the Warrants; (vi) a specimen certificate representing the Common Stock; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Securities, the registration of the Securities under the Securities Act, and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties. We have also assumed that the Purchase Agreement and Warrants will each be enforceable in accordance with the terms thereof.

In rendering the opinions set forth below, we have also assumed that, at or prior to the time of issuance and delivery the Issued Shares have been and the Warrant Shares will be registered by the transfer agent and registrar of such Securities and that the Issued Shares and Warrants have been issued in accordance with the terms of the Purchase Agreement and the Warrant Shares will be issued upon exercise of the Warrants in accordance with the terms of such Warrants.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that: (i) the Issued Shares have been duly authorized, were validly issued, and are fully paid and nonassessable; and (ii) the Warrant Shares have been duly authorized and upon issuance in accordance with the terms of the Warrants will be validly issued, fully paid, and nonassessable.

We disclaim any undertaking to advise you of any changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LEWIS AND ROCA LLP
LEWIS AND ROCA LLP